UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2016

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor's Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Clearing, Settlement and Sponsorship Services Agreement, Master Services Agreement and Referral Agreement with Fifth Third Bank

On July 27, 2016, Vantiv, LLC, a wholly-owned subsidiary of Vantiv, Inc. (Vantiv, LLC and Vantiv, Inc. hereinafter referred to collectively as the “Company”), entered into the following agreements with Fifth Third Bank (“Fifth Third”):

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Clearing, Settlement and Sponsorship Services Agreement (the “Sponsorship Agreement”) pursuant to which Fifth Third will continue to act as our member “sponsor” to the Visa, MasterCard and other payment network associations as non-financial institutions (such as payment processors, independent sales organizations, third party service providers, merchants, non-member financial institutions) must obtain the “sponsorship” of a member bank in order to participate in such associations. Under the Sponsorship Agreement Fifth Third transfers the responsibility for all card association requirements and fees to us as a “sponsored participant.” Fifth Third is the primary provider of our payment network sponsorship. The Sponsorship Agreement terminates on December 31, 2024.

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Master Services Agreement (the “Master Services Agreement”) pursuant to which we agreed to continue to provide Fifth Third depository institutions with various electronic fund transfer services including debit card processing and ATM terminal driving services. The Master Services Agreement is an exclusive agreement, subject to certain customary qualifications, which is coterminous with the Sponsorship Agreement and terminates on December 31, 2024.

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Referral Agreement (the “Referral Agreement”) pursuant to which Fifth Third will refer various parties exclusively to us, including commercial and retail merchant clients of Fifth Third depository institutions that request merchant (credit or debit card) acceptance services. In return for these referrals and the resulting processing service relationships, we will make ongoing incentive payments to Fifth Third. The Referral Agreement is coterminous with the Sponsorship Agreement and terminates on December 31, 2024.

Since Fifth Third is a stockholder of the Company, a special committee of the Company’s board of directors comprised of independent, disinterested directors authorized the Sponsorship Agreement, Master Services Agreement, and Referral Agreement.
Tax Receivable Purchase Addendum
On July 27, 2016, the Company entered into a purchase addendum in connection with our tax receivable agreement (“TRA”) with Fifth Third (the “Fifth Third TRA Addendum”) to terminate and settle a portion of our obligations owed to Fifth Third under a TRA (the “Fifth Third TRA”) and the NPC Group, Inc. TRA (the “NPC TRA”). Under the terms of the Fifth Third TRA Addendum, the Company paid approximately $116.3 million to Fifth Third to settle approximately $330.7 million of obligations under the Fifth Third TRA, the difference of which will be recorded as an addition to paid-in capital. In addition, the Fifth Third TRA Addendum provides that the Company may be obligated to pay up to a total of approximately $170.7 million to Fifth Third to terminate and settle certain remaining obligations under the Fifth Third TRA and the NPC TRA, totaling an estimated $394.1 million, the difference of which will be recorded as an addition to paid-in capital upon the exercise of the Call Options or Put Options (as defined below). If the associated Call Options or Put Options are exercised, 10% of the obligations would be settled on each of March 31, 2017, June 30, 2017, September 30, 2017, and December 31, 2017 and 15% of the obligations would be settled on each of March 31, 2018, June 30, 2018, September 30, 2018, and December 31, 2018.
Under the terms of the Fifth Third TRA Addendum, beginning March 1, 2017, June 1, 2017, September 1, 2017, December 1, 2017, March 1, 2018, June 1, 2018, September 1, 2018 and December 1, 2018, and ending March 10, 2017, June 10, 2017, September 10, 2017, December 10, 2017, March 10, 2018, June 10, 2018,

September 10, 2018 and December 10, 2018, respectively, the Company is granted call options (collectively, the “Call Options”) pursuant to which certain additional obligations of the Company under the Fifth Third TRA and the NPC TRA would be terminated and settled in consideration for cash payments of $15.1 million, $15.6 million, $16.1 million, $16.6 million, $25.6 million, $26.4 million, $27.2 million and $28.1 million, respectively.
Under the terms of the Fifth Third TRA Addendum, if the Company does not exercise the relevant Call Option, Fifth Third Bank is granted put options beginning March 20, 2017, June 20, 2017, September 20, 2017, December 20, 2017, March 20, 2018, June 20, 2018, September 20, 2018 and December 20, 2018, and ending March 31, 2017, June 30, 2017, September 30, 2017, December 31, 2017, March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively (collectively, the “Put Options”), pursuant to which certain additional obligations of the Company would be terminated and settled in consideration for cash payments with similar amounts to the Call Options.
Except to the extent the Company’s obligations under the Fifth Third TRA and the NPC TRA have been terminated and settled in full in accordance with the terms of the Fifth Third TRA Addendum, the Fifth Third TRA and the NPC TRA will each remain in effect, and the parties thereto will continue to have all rights and obligations thereunder.
Since Fifth Third is a stockholder of the Company, a special committee of the Company’s board of directors comprised of independent, disinterested directors authorized the TRA Addendum.  See Note 1 of Part I, Item 1 of the Company’s most recent Quarterly Report on Form 10-Q for additional information about the Fifth Third TRA and the NPC TRA.
The foregoing descriptions of the Sponsorship Agreement, Master Services Agreement, and Fifth Third TRA Addendum do not purport to be complete and are qualified in their entirety by reference to the Sponsorship Agreement, Master Services Agreement, and Fifth Third TRA Addendum, which will be filed with the Company’s next periodic report.
Item 2.02    Results of Operations and Financial Condition.
On July 28, 2016, Vantiv, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2016. A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.
The information furnished on this Form 8-K, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 26, 2016, the Company’s board of directors (the “Board”) increased the size of the Board to 12 directors and elected Mark Sunday as a director to fill the vacancy resulting from such increase. Mr. Sunday has served as Chief Information Officer and Senior Vice President of Oracle since 2006 and previously held the same positions at Siebel Systems. There is no arrangement or understanding between Mr. Sunday and any other person pursuant to which Mr. Sunday was elected as a director of the Company, and there have been no transactions nor are there any proposed transactions between the Company and Mr. Sunday that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Sunday will receive the Company’s standard compensation arrangement for non-employee directors, as described in the “Director Compensation” section of the Company’s proxy statement. Accordingly, Mr. Sunday will receive an annual equity grant of restricted stock units of $145,000 following each annual meeting of stockholders and an annual cash retainer of $90,000. Mr. Sunday’s initial grant of the annual equity retainer, made upon his election to the Board, was prorated based upon the time between the date of his election to the Board and the date of the Company’s annual meeting held in 2016. Mr. Sunday will serve on the Company’s Nominating & Corporate Governance Committee and Risk Committee.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: July 28, 2016	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal and Corporate Services Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 28, 2016

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